UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	September 14, 2006

KENDLE INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Ohio	000-23019	31-1274091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

441 Vine Street, Suite 1200, Cincinnati, Ohio 45202
(Address of principal executive offices)

(513) 381-5500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

        On September 14, 2006 Kendle International Inc. (the “Company”) held a previously-announced conference call with investors at which one of the Company’s representatives, in response to a question from an analyst, unintentionally indicated that the interest rate provided under the Company’s Credit Agreement with various lenders dated August 16, 2006 and filed with the Securities and Exchange Commission in the Form 8-K of the same date (the “Credit Agreement”) is LIBOR plus two hundred fifty (250) basis points. The rate provided in the Credit Agreement is LIBOR plus two hundred seventy-five (275) basis points, subject to an adjustment to LIBOR plus two hundred fifty (250) basis points after delivery of the Company’s annual financial statements for the year-ending December 31, 2006 and upon meeting certain financial covenants. The availability of certain interest rates is subject to the terms and conditions of the Credit Agreement. Accordingly, the foregoing discussion of the applicable interest rate is qualified by reference to the Credit Agreement.

        This filing shall serve as a correction of the statement made by the Company on September 14, 2006. The information contained in this Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

        This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2006	KENDLE INTERNATIONAL INC. BY: /s/Karl Brenkert III —————————————— Karl Brenkert III Senior Vice President-Chief Financial Officer